EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Pro-Dex, Inc. (the “Company”) of our report dated September 8, 2022, relating to the consolidated financial statements of the Company appearing in this Annual Report on Form 10-K for the fiscal year ended June 30, 2022:

•	Registration Statement on Form S-3 (No. 333-215032) pertaining to the registration of common stock;
•	Registration Statement on Form S-8 (No. 333-214944) pertaining to the Pro-Dex, Inc. 2016 Equity Incentive Plan;
•	Registration Statement on Form S-8 (No. 333-201825) pertaining to the Pro-Dex, Inc. 2014 Employee Stock Purchase Plan;
•	Registration Statement on Form S-8 (No. 333-179536) pertaining to the Pro-Dex, Inc. Second Amended and Restated Stock Option Plan and the Amended and Restated 2004 Directors’ Stock Option Plan;
•	Registration Statement on Form S-8 (No. 333-141178) pertaining to the Pro-Dex, Inc. First Amended and Restated 2004 Stock Option Plan; and
•	Registration Statement on Form S-8 (No. 333-112133) pertaining to the Pro-Dex, Inc. 2004 Stock Option Plan and the 2004 Directors’ Stock Option Plan.

/s/ Moss Adams LLP

Moss Adams LLP

Irvine, California

September 8, 2022